                                                                   Exhibit 10.13



                        MANTECH INTERNATIONAL CORPORATION
                    TERM SHEET FOR MANAGEMENT INCENTIVE PLAN
                             INCENTIVE STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, ManTech International Corporation, a Delaware corporation (the "Company"), hereby grants to Optionee named below the incentive stock option (the "Option") to purchase any part or all of the number of shares of its Class A Common Stock, $0.01 par value (the "Common Stock"), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the "Plan") and the Standard Terms and Conditions (the "Standard Terms and Conditions") promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

----------------------------------- --------------------------------------------

The Plan:                           This Option is granted pursuant to ManTech's
                                    Management Incentive Plan.
----------------------------------- --------------------------------------------

Name of Optionee:
----------------------------------- --------------------------------------------

Social Security Number:
----------------------------------- --------------------------------------------

Grant Date:
----------------------------------- --------------------------------------------

Number of Shares of Common Stock
covered by Option:
----------------------------------- --------------------------------------------

Exercise Price Per Share:           $
----------------------------------- --------------------------------------------

Expiration Date:
----------------------------------- --------------------------------------------

Vesting Schedule:                   [At the Committee's discretion]
----------------------------------- --------------------------------------------

This Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent specified in the Standard Terms and Conditions. By accepting this Term Sheet, Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

MANTECH INTERNATIONAL CORPORATION
                                    -------------------------------------------
                                                 Optionee Signature

By
           ------------------------------------
Title:                                            Address (please print):
           ------------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                        MANTECH INTERNATIONAL CORPORATION
                        STANDARD TERMS AND CONDITIONS FOR
                        EMPLOYEE INCENTIVE STOCK OPTIONS

These Standard Terms and Conditions apply to any Options granted under the Management Incentive Plan of ManTech International Corporation (the "Plan"), which are identified as incentive stock options and are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions.

1.       TERMS OF OPTION

         MANTECH INTERNATIONAL CORPORATION, a Delaware corporation ("ManTech"), has granted to the Optionee named in the Term Sheet provided to said Optionee herewith (the "Term Sheet") an incentive stock option (the "Option") to purchase up to the number of shares of ManTech's Class A Common Stock, $0.01 par value per share (the "Common Stock"), set forth in the Term Sheet, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to ManTech shall include a reference to any Subsidiary.

2.       EXERCISE OF OPTION

         The Option shall not be exercisable as of the Grant Date set forth in the Term Sheet. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable to the extent it becomes vested, as described in the Term Sheet, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet provided that (except as set forth in Section 3.C. below) Optionee remains employed with ManTech and does not experience a termination of employment. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Optionee is on an approved leave of absence or is employed on a less than full time basis, provided that the Committee may take into consideration any accounting consequences to ManTech or in making any such adjustment and shall inform the Optionee of any effects to the Option's qualification as an Incentive Stock Option of any such adjustment and of such approved leave of absence or less than full time employment.

         To exercise the Option (or any part thereof), Optionee shall deliver to ManTech a "Notice of Exercise" on a form specified by the Committee, specifying the number of whole shares of Common Stock Optionee wishes to purchase and how Optionee's shares of Common Stock should be registered (in Optionee's name only or in Optionee's and Optionee's spouse's names as community property or as joint tenants with right of survivorship).

         The exercise price (the "Exercise Price") of the Option is set forth in the Term Sheet. ManTech shall not be obligated to issue any shares of Common Stock until Optionee shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in cash or by certified or cashiers' check. In addition, the Committee may permit the Exercise Price to be paid:

          A. by payment under an arrangement with a broker where payment is made pursuant to an irrevocable commitment by a broker to deliver in the future all or part of the proceeds from the sale of the Option shares to ManTech,

          B. by tendering (either physically or by attestation) shares of Common Stock owned by the Optionee and having a fair market value on the date of exercise equal to the Exercise Price but only if such will not result in an accounting charge to ManTech, or

          C. by any combination of the foregoing or in such other form(s) of consideration as the Committee (as defined in the Plan) in its discretion shall specify.

         Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, ManTech shall not be obligated to deliver any shares of Common Stock during any period when ManTech determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

3.       EXPIRATION OF OPTION

         Except as provided in this Section 3, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Term Sheet.

          A. Upon the date of a termination of the Optionee's employment as a result of the death or disability of the Optionee, the Option shall become fully exercisable, and shall be exercisable by the Optionee's estate, heir or beneficiary for a period commencing on the date of termination of the Optionee's employment and expiring upon the earlier of twelve (12) months following the date of termination of the Optionee's employment or the Expiration Date of the Option.

          B. Upon the date of a termination of the Optionee's employment with ManTech for any reason other than the death or disability of the Optionee, and except as otherwise provided under paragraph (C) of this Section 3, (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) any part of the Option that is exercisable as of such termination date shall expire the earlier of ninety (90) days following such date or the Expiration Date of the Option or, if the Optionee's employment with ManTech was terminated by ManTech for Cause (as defined in Section 11 hereof) the earlier of five (5) days following such date or the Expiration Date of the Option.

          C. In the event Optionee is serving as a director, upon the date of termination of the Optionee's service as a director for any reason other than the death or disability, the Option shall be exercisable by the Optionee for a period commencing on the date of termination of the Optionee's service as a director and expiring the earlier of twelve (12) months following the date of termination of Optionee's service as a director and the Expiration Date of the Option.

4.       RESTRICTIONS ON RESALES OF OPTION SHARES

         ManTech may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the

         Optionee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.       INCOME TAXES

         To the extent required by applicable federal, state, local or foreign law, the Optionee shall make arrangements satisfactory to ManTech for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of shares issued as a result of an Option exercise. ManTech shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

         The Option is intended to qualify as an incentive stock option under
         Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be interpreted accordingly. Section 422 of the Code provides, among other things, that the Optionee shall not be taxed upon the exercise of a stock option that qualifies as an incentive stock option provided the Optionee does not dispose of the shares of Common Stock acquired upon exercise of such option until the later of two years after such option is granted to the Optionee and one year after such option is exercised. Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all plans of ManTech and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted. Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to
         Section 422 of the Code.

6.       NON-TRANSFERABILITY OF OPTION

         Unless otherwise provided by the Committee, the Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Optionee during his or her lifetime. ManTech may cancel the Optionee's Option if the Optionee attempts to assign or transfer it in a manner inconsistent with this Section 6.

7.       THE PLAN AND OTHER AGREEMENTS

         In addition to these Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Certain capitalized terms not otherwise defined herein are defined in the Plan.

         The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Optionee and ManTech regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

8.       LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

         Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in ManTech's employ or service nor limit in any way ManTech's right to terminate the Optionee's employment at any time for any reason.

9.       NOTICES

         All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

         ManTech International Corporation
         12015 Lee Jackson Highway
         Fairfax, VA 22033
         Attention:  Chief Financial Officer
         Fax: (703) 218-6001


         with a copy to:

         ManTech International Corporation
         12015 Lee Jackson Highway
         Fairfax, VA 22033
         Attention:  Legal Compliance
         Fax: (703) 218-8398


         If to the Optionee, to the address set forth below the Optionee's signature on the Term Sheet.

10.      GENERAL

         In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

         The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

         These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

         All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion. In the event the Optionee or other holder of an Option believes that a decision by the Committee with respect to such person was arbitrary or capricious, the Optionee or other optionholder may file suit in state court in the Commonwealth of Virginia. The review by the court shall be limited to determining whether the Committee's decision was arbitrary or capricious. This lawsuit shall be the sole and exclusive review permitted of the Committee's decision.

11.      DEFINITIONS

         For purposes of this Agreement, the terms set forth below shall have the following meanings:

          A. "Cause" means the commission of an act of fraud or theft against ManTech; conviction for any felony; conviction for any misdemeanor involving moral turpitude which might, in ManTech's opinion, cause embarrassment to ManTech; significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Optionee; or violation of any material Virginia, state or federal laws, rules or regulations in connection with or during performance of the Optionee's work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Optionee.

          B. "Termination of employment" shall mean ceasing to serve as a full time employee of ManTech, except that an approved leave of absence or approved employment on a less than full time basis may constitute employment unless the Committee provides otherwise. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division, business unit, joint venture or Subsidiary that employs an Optionee, shall be deemed to result in a termination of employment with ManTech for purposes of any affected `Optionee's Options, and the Committee's decision shall be final and binding. In the event that the Committee determines that any such transaction does not constitute a termination of employment for purposes of an affected Optionee's Options, such Option may nevertheless cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting the Option the Optionee agrees in advance to any such disqualification.

          C. "Subsidiary" means any corporation in which ManTech owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock in such corporation.